Adler Asset Management

600 Third Avenue, Suite 226

New York, NY 10016

917.284.0018

Table of Contents
1.	General Provisions		3
2.	Covered Persons		3
	2.1.	Supervised Persons	3
	2.2.	Access Persons	4
	2.3.	Family Members	4
3.	Business Conduct Standards		4
	3.1.	Compliance with Laws and Regulations	4
	3.2.	Confidentiality of Client Information	4
	3.3.	Conflicts of Interest	5
	3.4.	Public Presentations, Social Media and Blogging Policy	5
	3.5.	Rumor Policy	6
	3.6.	Outside Business Interests – Change in Employment	6
	3.7.	Gifts and Entertainment	7
	3.8.	Political Contributions	7
	3.9.	Reporting of Violations	7
	3.10	Whistleblower Policy	8
4.	Insider Trading		8
5.	Personal Securities Transactions		8
6.	Reporting Requirements		8
	6.1.	Scope	8
	6.2.	Reportable Securities	9
	6.3.	Reporting Exceptions	9
	6.4.	Initial and Annual Certifications	10
	6.5.	Initial/ Annual Holdings and Quarterly Transaction Reports	10
	6.6.	Annual Written Reports to the Board	10
7.	Recordkeeping Requirements		11
8.	Form ADV Disclosure		11
9.	Acknowledgment of Receipt		12
Exhibit 1: Personal Securities Trading Request & Authorization			13
Exhibit 2: Employee Initial/Annual Certification			14
Exhibit 3: Personal Securities Accounts Report			15
Exhibit 4: Electronic Communications Certification			16
Exhibit 5: Employee Disciplinary Action Certification			17

1.	General Provisions

This Code of Ethics (the “Code”) has been adopted by Adler Asset Management (“Adler Asset Management”), a Delaware limited liability company, in accordance with Rule 17j under the investment Company Act of 1940 (the “Act”) and Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”). This Code establishes rules of conduct for all Covered Persons of Adler Asset Management and is designed to, among other things, govern personal securities trading activities in their accounts. The Code is based upon the principle that Adler Asset Management and its Covered Persons owe a fiduciary duty to their clients to conduct their affairs, including their personal securities transactions, in such a manner as to:

■	place the interests of Adler Asset Management’s clients first and foremost ahead of their own personal interests,
■	ensure that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility,
■	Avoid taking any inappropriate advantage of their positions.

This Code is designed so that high ethical standards be applied and maintained by Adler Asset Management and its Covered Persons. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading, and other forms of prohibited or unethical business conduct. Strict compliance with the provisions of this Code is expected of all affiliated persons of Adler Asset Management.

Employees are urged to seek the advice of the Chief Compliance Officer (“CCO”) for any questions as to how this Code applies to their individual circumstances. The CCO may delegate any of their responsibilities or duties described in this Code by designating the individual assigned to the task in the Designation of Responsibilities exhibit in Adler Asset Management’s Policies and Procedures Manual. The CCO may also, under circumstances that are considered appropriate, grant exceptions to the provisions contained in this Code only when it is clear that the interests of Adler Asset Management’s clients will not be adversely affected. All questions arising in connection with personal securities trading should be resolved in favor of the interest of the clients even at the expense of the interest of our employees.

2.	Covered Persons

Covered Persons are all affiliated persons of Adler Asset Management as defined below under Supervised Persons, Access Persons, and (where applicable) Family Members.

2.1.	Supervised Persons

Supervised persons include:

■	Directors, officers, and partners of Adler Asset Management (or other persons occupying a similar status or performing similar functions);

■	Employees of Adler Asset Management; and

■	Any other person who provides advice on behalf of Adler Asset Management and is subject to Adler Asset Management’s supervision and control.

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2.2.	Access Persons

Access persons include any supervised persons who:

■	Have access to non-public information regarding any Client’s purchase or sale of securities;

■	Have access to non-public information regarding the portfolio holdings of any Client;

■	Are involved in making securities recommendations to any Client, or have access to such recommendations that are non-public; or

■	Are Adler Asset Management’s directors, officers and partners (or other persons occupying a similar status or performing similar functions).

2.3.	Family Members

For purposes of personal securities reporting and political contributions requirements, Adler Asset Management considers the supervised or access persons defined above to also include the person’s immediate family (including any relative by blood or marriage living in the supervised or access person’s household) and any account in which he or she has a direct or indirect beneficial interest (such as a trust).

3.	Business Conduct Standards

3.1.	Compliance with Laws and Regulations

All Covered Persons must comply with all applicable state and Federal securities laws including, but not limited to, the Advisers Act, the Act, Regulation S-P and the Patriot Act, as it pertains to Anti-Money Laundering. Rule 17j-1 under the Act and Section 206 of the Advisers Act generally proscribe fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment advisers. In particular, it is unlawful for any affiliated person of Adler Asset Management in connection with the purchase or sale, directly or indirectly, to:

■	defraud a Client in any manner;

■	mislead a Client, including by making a statement that omits material facts;

■	engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a Client;

■	engage in any manipulative practice with respect to a Client; or

■	engage in any manipulative practice with respect to securities, including price manipulation.

3.2.	Confidentiality of Client Information

In the course of investment advisory activities of Adler Asset Management, the firm obtains and has access to personal and nonpublic information about its Clients. Such information may include a person’s status as a Client, personal financial, and account information, the allocation of assets in a Client portfolio, the composition of investments in any Client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Adler Asset Management to clients, and data or analyses derived from such nonpublic personal information (collectively referred to as “Confidential Client Information”). All Confidential Client Information, whether relating to Adler Asset Management’s current or former clients, is subject to the Code’s policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

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3.3.	Conflicts of Interest

Adler Asset Management, as a fiduciary, has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by avoiding conflicts of interest and if they occur, by fully disclosing all material facts concerning any conflict that may arise with respect to any Client.

Competing with Client Trades

Adler Asset Management prohibits Covered Persons from using knowledge about pending or currently considered securities transactions for clients in order to profit personally, directly or indirectly, as a result. In order to avoid any potential conflict of interest between Adler Asset Management and its clients, no Covered Persons may purchase or sell a security in their personal accounts on the day the security is traded in a client account.

No Transactions with Clients

Adler Asset Management specifically prohibits Covered Persons from knowingly selling to or purchasing from a Client any security or other property, except securities that may be issued by the Client.

Disclosure of Personal Interest

Adler Asset Management prohibits Covered Persons from recommending, implementing or considering any securities transaction for a Client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to an appropriate designated person if one exists (e.g., the CEO or the CCO). If this designated person deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

Referrals/Brokerage

Adler Asset Management requires Covered Persons to act in the best interests of Adler Asset Management’s clients regarding execution and other costs paid by clients for brokerage services. Covered persons are reminded to strictly adhere to Adler Asset Management’s policies and procedures regarding brokerage (including allocation, best execution, soft dollars, and directed brokerage) as outlined in Adler Asset Management’s Policy and Procedures Manual.

Vendors and Suppliers

Adler Asset Management requires Covered Persons to disclose any personal investments or other interests in vendors or suppliers with whom the Covered Person negotiates or makes decisions on behalf of Adler Asset Management. Adler Asset Management specifically prohibits Covered Persons with interests as noted above from negotiating or making decisions regarding Adler Asset Management’s business with such companies.

3.4.	Public Presentations, Social Media and Blogging Policy

Covered persons may periodically be called upon to make public presentations to a variety of audiences. If the Covered Person is making a presentation in support of their work with Adler Asset Management, all prepared comments and handouts must be retained in the Adviser’s files. If the presentation is being made in a capacity other than as a representative of Adler Asset Management, the Covered Person must assert that any opinions they may offer are their own and do not reflect the policies or opinions of Adler Asset Management. Further information is provided in Adler Asset Management’s Policy and Procedures Manual.

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The usage of social media or blogging for business related purposes by Adler Asset Management’s Covered Persons is currently prohibited. Adler Asset Management does not deny supervised persons the ability to develop or maintain a blog or social media account (i.e., Facebook, Twitter, LinkedIn, etc.) for personal comments and opinions (non-business related). In the event a Covered Person participates in social media or blogging on a personal level, the Covered Person is prohibited from using these media accounts for business related purposes.

It is Adler Asset Management’s expectation that any Covered Person who engages in this type of activity will abide by the following guidelines:

■	Make it clear that the views expressed in the medium are yours alone and do not necessarily represent the views of Adler Asset Management.

■	Respect Adler Asset Management’s confidentiality and proprietary information.

■	Ask the CCO if you have any questions about what is appropriate to include in your comments or opinions.

■	Be respectful to Adler Asset Management, Adler Asset Management’s employees, our customers, our partners, our affiliates, and competitors.

■	Understand and comply when Adler Asset Management asks that topics not be discussed for confidentiality or legal compliance reasons.

■	Ensure that your activity does not interfere with your work commitments.

In the event a Covered Person’s blog or online activity prevents them from honoring their responsibilities under this Code or their work commitments, they will be subject to disciplinary action which may include immediate termination of employment with Adler Asset Management.

3.5.	Rumor Policy

All Covered Persons are expressly prohibited from knowingly spreading any false rumor concerning any company, or any purported market development, that is designed to impact trading in or the price of that company's or any other company's securities, (including any associated derivative instruments), and from engaging in any other type of activity that constitutes illegal market manipulation. This prohibition includes the false spreading of any rumors, or any other form of illegal market manipulation, via any media, including, but not limited to e-mail, instant messages, blogs or chat rooms. Any Covered Person who is found to have engaged in such conduct shall be subject to disciplinary action which may include termination.

3.6.	Outside Business Interests – Change in Employment

A Covered Person who seeks or is offered a position as an officer, trustee, director, or is considering employment in any other capacity in an outside enterprise, is expected to disclose such employment prior to accepting such a position.

Adler Asset Management does not wish to limit any Covered Person’s professional or financial opportunities, but needs to be aware of such outside interests so as to avoid potential conflicts of interest or interruption in services to our clients. Adler Asset Management must also be concerned as to whether there may be any potential financial liability or adverse publicity that may arise from an undisclosed business interest by a Covered Person.

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3.7.	Gifts and Entertainment

Covered persons of Adler Asset Management should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or entity. Additionally, Covered Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making of a Client or vendor in their service of Adler Asset Management’s needs.

Accepting Gifts

Accepting extraordinary or extravagant gifts is prohibited. Any such gifts must be declined and returned in order to protect the reputation and integrity of Adler Asset Management. Written disclosure of such gift must be maintained in Adler Asset Management’s files.

Gifts of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $250 in any calendar year), are required to be disclosed upon receipt to the CCO. Customary business meals, entertainment (e.g. sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted, see Entertainment below for additional guidance.

Solicitation of Gifts

Adler Asset Management’s Covered Persons are prohibited from soliciting gifts of any size under any circumstances.

Giving Gifts

Adler Asset Management’s Covered Persons may not give any gift with a value in excess of $250 per calendar year to a Client or person who regularly does business with, regulates, advises or renders professional service to Adler Asset Management. Written disclosure of such gift must be maintained in Adler Asset Management’s files.

Entertainment

No Covered Person may provide or accept extravagant or excessive entertainment to or from a Client, prospective Client, or any person or entity that does or seeks to do business with or on behalf of Adler Asset Management. Covered persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

3.8.	Political Contributions

All Covered Persons of Adler Asset Management must report any political contribution or contribution to a political action committee (“PAC”). This section is also included in Adler Asset Management’s Policy and Procedures Manual.

3.9.	Reporting of Violations

All violations of this Code must be recorded by the CCO. A material breach of the provisions of this Code must be reported to the Fund board.

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3.10	Whistleblower Policy

The Dodd-Frank Act (the “Act”) contains provisions that protect whistleblowers who report fraudulent activities at financial services firms. Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides that the U.S. Securities and Exchange Commission (“SEC”) shall pay awards to eligible whistleblowers who voluntarily provide the SEC with original information that leads to a successful enforcement action yielding monetary sanctions of over $1 million. The award amount is required to be between 10 percent and 30 percent of the total monetary sanctions collected in the Commission’s action or any related action such as in a criminal case.

The Dodd-Frank Act also expressly prohibits retaliation by employers against whistleblowers and provides them with a private cause of action in the event that they are discharged or discriminated against by their employers in violation of the Act. Further information is provided in Adler Asset Management’s Policy and Procedures Manual.

4.	Insider Trading

Inside information is presently defined as information that has not been disseminated to the public through the customary news media; is known by the recipient (tippee) to be non-public; or has been improperly obtained. In addition, the information must be material, important enough that a reasonably prudent person might base their decision to invest or not invest on the information. If a Covered Person believes they are in possession of inside information, it is critical that they not act on the information or disclose it to anyone, but instead advise the CCO accordingly. Acting on such information may subject the Covered Person to severe federal criminal penalties, and result in disciplinary action and potentially termination of employment with Adler Asset Management. This section is also included in Adler Asset Management’s Policy and Procedures Manual.

5.	Personal Securities Transactions

Personal securities transactions by Covered Persons are subject to the following trading restrictions:

No covered person may purchase or sell a security in their personal account(s) on the day the security is traded in a client account.

6.	Reporting Requirements

6.1.	Scope

All Covered Persons of Adler Asset Management are required to provide account statements for any personal trading accounts under their control. This requirement applies to all accounts a Covered Person might reasonably have control over, for all members of their household, as well as any other account from which they receive an economic benefit, including the 401(k) and the Profit Sharing Plans.

In the event a personal investment account does not produce a periodic statement because of account inactivity, Adler Asset Management will accept a statement to that effect from the supervised person. This attestation is required by the CCO on a quarterly basis if no statement is received for a disclosed account.

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6.2.	Reportable Securities

Section 202(a)(18) of Adviser’s Act defines the term “Security” as follows:

"Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre- organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

For purposes of this Code, the term “Reportable Securities” means all of the securities described above except:

■	Open-ended mutual funds, except proprietary mutual funds advised or sub-advised by or for Adler Asset Management;

■	Direct obligations of the United States;

■	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

■	Shares issued by money market funds;

■	Shares issued by open-end funds other than reportable funds (Note: The term “Reportable Funds” means any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you.); and

■	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Exchange Traded Products, (ETPs) including exchange traded notes, (ETNs), exchange traded funds, (ETFs), closed end funds and exchange traded derivative contracts are considered reportable securities under the Code. If there is any question by an access person as to whether a security is reportable under this Code, they should consult with the CCO for clarification on the issue before entering any trade for their personal account.

6.3.	Reporting Exceptions

Covered persons are not required to submit:

■	Any report with respect to securities held in accounts over which the access person has no direct or indirect influence or control;

■	A transaction report with respect to transactions effected pursuant to an automatic investment plan (Note: This exception includes dividend reinvestment plans.); and

■	A transaction report if the report would duplicate information contained in broker account statements that Adler Asset Management holds in its records so long as Adler Asset Management receives the statements no later than 30 days after the end of the applicable calendar quarter.

■	Any securities report as long as Adler Asset Management has only one access person, provided the firm maintains records of their holdings and transactions that Rule 204A-1 would otherwise require to be reported (monthly/quarterly custodial statements as described in Section 6.5.)

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6.4.	Initial and Annual Certifications

Code of Ethics

Upon employment and annually thereafter each Covered Person will affirm receipt of the Code and Adler Asset Management’s Policies and Procedures Manual and acknowledge they have read, understand and will comply with policies described in both (Exhibit 2: Employee Initial/Annual Certification).

Personal Securities Accounts Report

Upon employment and annually thereafter, each Covered Person will be asked to complete a form (Exhibit 3) affirming the securities accounts that are being reported, as well as any new accounts which may have been omitted through oversight over the preceding year.

Electronic Communication

Upon employment and annually thereafter each Covered Person will be asked to complete an attestation (Exhibit 4) affirming their knowledge and compliance with Adler Asset Management’s electronic communication policies.

Disciplinary Action

Upon employment and annually thereafter each Covered Person will be asked to complete a form (Exhibit 5) affirming they have no disclosure issues to report and in the event of such an occurrence, will notify the CCO immediately.

6.5.	Initial/ Annual Holdings and Quarterly Transaction Reports

Initial/Annual Report

All employees of Adler Asset Management who during the course of their employment become an access person as defined in subsection 2 of this Code (this may be upon employment), must provide the CCO with an Initial/Annual Certification (Exhibit 2) no later than 10 days after the individual becomes a Covered Person. The holdings information provided in conjunction with this certification (Exhibit 3) must be current as of 45 days before the individual became a Covered Person.

Quarterly Report

Every Covered Person must submit a quarterly transaction report to the CCO, 30 days from quarter end. If quarterly statements are not available, a monthly statement for each respective month within the quarter is required within 30 days of month end. The quarterly transaction report requirement will be satisfied through receipt by the CCO of quarterly or, if applicable, monthly statements received directly from the custodian. The CCO will review each statement for any evidence of improper holding, trading activities, or conflicts of interest by the Covered Person. The Managing Member will review the CCO’s reports.

6.6.	Annual Written Reports to the Board

At least annually, the CCO will provide a written report to the Board of Directors of each fund for which Adler Asset Management acts as an investment adviser as follows:

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■	Issues Arising Under the Code. The report must describe any issue(s) that arose during the previous year under this Code of Ethics, including any material or procedural violations, and any resulting sanction(s). The CCO may report to the Board more frequently if he or she deems it necessary or appropriate, and shall do so as requested by Adler Asset Management’s Managing Member.

■	Certification. Each report must be accompanied by a certification to the Board of Directors that Adler Asset Management has adopted procedures reasonably robust enough to prevent their access persons from violating this Code.

7.	Recordkeeping Requirements

Adler Asset Management will maintain the following records for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place:

■	A copy of each Code that has been in effect at any time during the past five years;

■	A record of any violation of the Code and any action taken as a result of this violation for five years from the end of the fiscal year in which the violation occurred;

■	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a Covered Person;

■	Holdings and transactions reports made as required under the Code, including any brokerage confirmations and account statements made in lieu of these reports;

■	A list of the names of persons who are currently, or within the past five years were, Covered Persons;

■	A record of any decision and supporting reasons for approving the acquisition of securities by supervised or access persons in initial public offerings, or otherwise limited offerings, for a t least five years after the end of the fiscal year in which approval was granted;

■	Any waiver from or exception to the Code for any Covered Person of Adler Asset Management subject to the Code, and;

■	A copy of each annual written report to the Board.

8.	Form ADV Disclosure

If and when Adler Asset Management is required to produce one, a description of the Code will be provided in Adler Asset Management's Part 2A of Form ADV, Firm Brochure. This description in Adler Asset Management's Part 2A of Form ADV, Firm Brochure, will include the following statement:

"Adler Asset Management will provide a copy of the Code to any Client or prospective Client upon request."

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9.	Acknowledgment of Receipt

A copy of the Code and any amendments will be provided to each supervised and access person. Adler Asset Management's Covered Persons must acknowledge, initially, annually and as the Code is amended, that they have received, read, and understand, the above Code of Ethics regarding personal securities trading and other potential conflicts of interest and agree to comply with the provisions therein.

This Amended Code is approved and promulgated effective	2018.
Date

By:
David Adler

Its: Chief Executive Officer

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Exhibit 1: Personal Securities Trading Request & Authorization

Adler Asset Management

Name	Date
I hereby request authorization to enter the following securities transaction:
Company Name	Ticker Symbo
Number of Shares	Type (Buy/Sell)
Price (Mkt/Lmt)	Other
Account Number	Acct Type
Broker Dealer	Bank

This transaction is for investment purposes and to the best of my knowledge will comply with the appropriate personal trading and insider trading provisions contained in Adviser’s Code of Ethics.

Signature	Date

The above transaction is approved based on information provided above and is in effect solely for the business day on which approval was granted. If the transaction does not execute or is partially executed, a new pre-clearance request will be required.

The above transaction is disapproved for the following reasons:

Signature of CCO or their designee	Date

Print Name

Exhibit 1: Personal Securities Trading Request and Authorization Form

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Exhibit 2: Employee Initial/Annual Certification

Adler Asset Management

I certify the following information to be true to the best of my knowledge:

(Initial each certification.)

_____	I have read, understand and agree to comply with Adviser's Code of Ethics dated ____________.

_____	I hereby acknowledge receipt of Adviser's Policies and Procedures Manual dated ________________ and addendums, pending and applied.

_____	I have read, understand and agree to comply with Section 9 Insider Trading Provisions of Adler Asset Management’s Policies and Procedures Manual. I have read, understand, and agree to comply with conditions contained therein.

_____	I understand that as a supervised person of the Adviser, I must promptly (upon discovery of violation) report violations of compliance procedures to the CCO as the situation dictates. If the CCO is unavailable, the violation must then be reported to the Managing Member of Adler Asset Management.

Signature	Title

Print Name	Date

Exhibit 2: Employee Initial/Annual Certification Form

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Exhibit 3: Personal Securities Accounts Report

Adler Asset Management

I.	Please check one selection:

γ	I am defined as an Access Person by Adler Asset Management’s Code of Ethics and do have accounts in which I have direct or indirect beneficial interest or control. Please complete Item II, Item III and Item IV below.

γ	I am defined as an Access Person by Adler Asset Management’s Code of Ethics and do not have any accounts in which I have direct or indirect beneficial interest or control. Please skip Item II and item III below. Please complete Item IV below.

II.	Brokerage Account Disclosure

List all brokerage accounts in which you have direct or indirect beneficial interest or control in the table below. (Include 401(k) Plans and Profit Sharing Plans.):

Account Number	Account Name	Custodian/Brokerage Name and Address

III.	Please select all that apply:

γ	I have disclosed all brokerage accounts in which I have direct or indirect beneficial interest or control in the table above.

γ	I hold reportable securities outside of the above-referenced accounts. Information as required by Rule 204A (b)(1)(i) is attached.

γ	For any accounts disclosed above, I have provided the Chief Compliance Officer (“CCO”) or designee with a duplicate statement which is current as of 45 days of my becoming an access person. (Check only if you are newly hired and this is your first attestation.)

γ	For any accounts disclosed above, duplicate statements are sent directly to the Chief Compliance Officer or designee.

IV.	Access Person Information

I agree to promptly notify the CCO or designee if any such accounts are opened. I also agree to submit an initial holdings report to the CCO or designee within 10 days of such opening.

Signature	Date

Print Name	Title

Exhibit 3: Personal Securities Accounts Report Form

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Exhibit 4: Electronic Communications Certification

Adler Asset Management

I certify the following information to be true to the best of my knowledge:

The purpose of this certification is to provide additional clarification of Adler Asset Management’s (“Adviser”) policies and procedures related to Electronic Communications. If you have any questions about the contents of this certification or the Adviser’s policy with regard to electronic communications, please contact the Compliance department. Once you have read and have an understanding of these guidelines, please certify electronically below.

According to various regulations, including SEC Rule 17a-4, the Adviser must retain and monitor all electronic communications sent or received by its personnel. For the Adviser, the only approved Electronic Communications are Gmail for business email (including such emails sent or received by an Adviser - issued cell phone.

Electronic Communications do not include any other means of electronic communication. Under no circumstances shall any Adviser business be conducted through non-approved electronic communications. Examples of non-approved electronic communications include but are not limited to personal email (Gmail, Yahoo!, Hotmail, etc.), other instant messaging (AOL, Gmail, etc.), text messaging, PIN messaging, and social networking (Facebook, Twitter, LinkedIn, etc.). If you are currently communicating through non-approved means of electronic communication, please refrain from doing so immediately.

The Adviser does not deny supervised persons the ability to develop or maintain a blog or social media account (i.e., Facebook, Twitter, LinkedIn, etc.) for personal comments and opinions (non-business related). In the event a supervised or access person participates in social media and/or blogging on a personal level, the supervised or access person is prohibited from using these media accounts for business related purposes. It is the Adviser’s expectation that any supervised or access person who engages in this type of activity will abide by the following guidelines:

Make it clear that the views expressed in the medium are yours alone and do not necessarily represent the views of the Adviser. Respect the Adviser’s confidentiality and proprietary information. Ask the CCO or their designee if you have any questions about what is appropriate to include in your comments or opinions. Be respectful to the Adviser, the Adviser’s employees, our customers, our partners, our affiliates and competitors. Understand and comply when the Adviser asks that topics not be discussed for confidentiality or legal compliance reasons. Ensure that your activity does not interfere with your work commitments.

☐	I have read this certification and I fully understand its contents and the requirements it places upon me as an employee of Adler Asset Management. I agree that I will fully comply with the requirements contained herein.

Signature	Title

Print Name	Date

Exhibit 4: Electronic Communications Certification Form

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Exhibit 5: Employee Disciplinary Action Certification

Adler Asset Management

I certify the following information to be true to the best of my knowledge:

☐ Yes ☐ No           At any time in the last ten (10) years have you been convicted of a felony or misdemeanor involving the purchase or sale of any security or commodities or futures contract, the taking of a false oath, the making of a false report, bribery, perjury, burglary, theft larceny, embezzlement, extortion, forgery, fraudulent conversion counterfeiting, misappropriation, or conspiracy to commit any such offense, or arising out of your conduct as an underwriter, broker, dealer, investment adviser, bank, municipal securities dealer, government securities broker, government securities dealer transfer agent, fiduciary or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of an investment company, investment adviser, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act?

☐ Yes ☐ No           Have you been, by reason of any misconduct, permanently or temporarily enjoined by order, judgment, or decree of any court from acting as an investment adviser, underwriter, broker, dealer, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an associated person or employee of any of the foregoing, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity, or in connection with the purchase or sale of any security or commodities or futures contract, or arising out of any securities or commodities investment advisory activities?

☐ Yes ☐ No           Have you ever been found by the SEC or the U.S. Commodities Futures Trading Commission (the “CFTC”) to have will fully made or caused to be made in any registration statement, application for registration or report required to be filed with the SEC or the CFTC under United States securities or commodities laws, or in any proceeding before the SEC or the CFTC with respect to registration, any statement which was at the time and in the light of the circumstances under which it was made false and misleading with respect to any material fact, or to have omitted to state in any such application or report any material fact which was required to be stated therein?

☐ Yes ☐ No           Have you ever been found by the SEC, CFTC, or any court to have willfully violated or to have aided, abetted, counseled, commanded, induced or procured the violation by any other person of the Securities Act, the Exchange Act, the Investment Advisers Act of 1940, the Investment Company Act of 1940, or the Commodity Exchange Act, or of any rule or regulation under any of such Acts, or the laws of any jurisdiction relating to securities or relating to the conduct of business as a broker, dealer, bank, municipal securities dealer, investment adviser, investment company, or any entity required to be registered under the Commodity Exchange Act?

Exhibit 5: Employee Disciplinary Action Certification Form

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☐ Yes ☐ No           Have you ever been found by any foreign financial regulatory authority to have (i) made or caused to be made any statement that was at the time and in light of the circumstances under which it was made false or misleading with respect to any material fact, or omitted to state a material fact required to be stated; or (ii) violated or aided, abetted, counseled, commanded, induced or procured the violation by another person of any foreign securities or commodities statute or regulation?

☐ Yes ☐ No           Have you (i) been convicted by a foreign court of competent jurisdiction within ten (10) years of any felony or misdemeanor involving the purchase or sale of any security arising out of your conduct as a broker, dealer, investment adviser, or commodities or futures trader; or (ii) by reason of any misconduct, been enjoined by order, judgment, or decree of any court from acting as investment adviser, underwriter, broker, dealer, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or from engaging in or continuing any conduct or practice in connection with any such activity, or in connection with the purchase or sale of any security, or arising out of any securities investment advisory activities?

Signature	Date

Print Name	Title

Exhibit 5: Employee Disciplinary Action Certification Form

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